Exhibit 99.2

PCB Bancorp Declares $0.10 Quarterly Cash Dividend
Los Angeles, California - April 30, 2020 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank, announced that on April 29, 2020, its Board of Directors declared a quarterly cash dividend of $0.10 per common share. The dividend will be paid on or about June 15, 2020, to shareholders of record as of the close of business on May 29, 2020.
“As we prudently navigate through this period of the COVID-19 pandemic and its full economic impact, our Company’s strong capital position, consistent core earnings, and substantial liquidity position, permits us to maintain our quarterly cash dividend this quarter and we look forward to continuing to reward our shareholders,” stated Henry Kim, President and Chief Executive Officer.
About PCB Bancorp
PCB Bancorp, formerly known as Pacific City Financial Corporation, is the bank holding company for Pacific City Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as ‘‘may,’’ “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the economic uncertainty caused by the COVID-19 pandemic, and government and societal responses thereto. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000